Exhibit 99.1

The following tables summarize the trust portfolio by various criteria as of September 30, 2014. Please note that numbers and percentages presented in the tables below may not sum to the totals presented due to rounding. Because the future composition and performance of the trust portfolio will change over time, these tables are not indicative of the composition or performance of the trust portfolio at any subsequent time.

For purposes of the following tables:

•	Receivables Balance is the aggregate balance of the principal receivables included in such category as of the date or in the period indicated; and

•	the account totals exclude accounts with zero balances.

The balance of principal receivables in the trust portfolio as of September 30, 2014 reflected in the tables set forth below under the headings “Composition of Receivables in the Trust Portfolio by Account Balance”, “Composition of Receivables in the Trust Portfolio by Product Line” and “Composition of Receivables in the Trust Portfolio by U.S. Geographic Location” and the principal balances of the applicable receivables used in the calculation of the data reflected in the tables and text set forth under the headings “Dealer Risk Rating Distribution in the Trust Portfolio”, “Certain Dealers and Manufacturers”, “Delinquency Experience for the Trust Portfolio”, “Loss Experience for the Trust Portfolio” and “Certain Payment Plan Information” are based on the data collected by GE Capital and its subsidiaries’ information management systems. Certain manual inputs and adjustments are made to this data for monthly investor reporting purposes, and as a result the principal balances of the receivables reflected in, or used to calculate the data reflected in, such tables and text, for the relevant period, may be greater than the balance of principal receivables reflected in investor reports of a corresponding date or for a corresponding period. These manual inputs and adjustments primarily relate to manufacturer discount amounts and manual charge-offs. The difference between the balance of principal receivables derived from GE Capital and its subsidiaries’ information management systems and the principal balance of the receivables after giving effect to the manual inputs and adjustments is less than 1% for the period covered by the tables below.

Composition of Receivables in the Trust Portfolio by Account Balance
(Dollars in Millions)

Account Balance Range	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
$0.01 to $999,999.99	$3,185.6	40.4%	24,249	94.4%
$1,000,000.00 to $9,999,999.99	$3,132.2	39.7%	1,376	5.4%
$10,000,000.00 or more	$1,562.6	19.8%	68	0.3%
Total	$7,880.4	100.0%	25,693	100.0%

Ex. 99.1 - 1

Composition of Receivables in the Trust Portfolio by Product Line
(Dollars in Millions)

Product Line	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
Marine	$1,085.7	13.8%	2,453	9.5%
Recreational Vehicles	$1,064.5	13.5%	888	3.5%
Power Sports	$937.3	11.9%	1,482	5.8%
Technology	$937.3	11.9%	1,076	4.2%
Lawn and Garden	$764.6	9.7%	9,760	38.0%
Transportation	$764.5	9.7%	318	1.2%
Industrial and Agriculture	$713.0	9.0%	1,536	6.0%
Consumer Electronics and Appliances	$611.6	7.8%	3,389	13.2%
Motorcycles	$573.3	7.3%	2,146	8.4%
AR / ABL	$123.9	1.6%	10	0.0	%(2)
Music	$64.4	0.8%	590	2.3%
Manufactured Housing	$10.0	0.1%	30	0.1%
Other(1)	$230.4	2.9%	2,015	7.8%
Total	$7,880.4	100.0%	25,693	100.0%

(1)	The “Other” category in the preceding table includes, among other product lines: sewing, heating, ventilating, and air conditioning equipment.
(2)	Greater than 0%, but less than 0.5%.

Composition of Receivables in the Trust Portfolio by U.S. Geographic Location
(Dollars in Millions)

State	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
California	$709.4	9.0%	1,236	4.8%
Florida	$487.4	6.2%	1,180	4.6%
Texas	$479.4	6.1%	1,555	6.1%
New York	$438.4	5.6%	1,371	5.3%
Ohio	$353.8	4.5%	1,009	3.9%
Michigan	$332.8	4.2%	1,055	4.1%
Virginia	$281.1	3.6%	639	2.5%
Minnesota	$253.6	3.2%	838	3.3%
New Jersey	$226.8	2.9%	502	2.0%
Pennsylvania	$223.4	2.8%	1,329	5.2%
Other U.S. Locations	$4,094.3	51.9%	14,979	58.2%
Total	$7,880.4	100.0%	25,693	100.0%

With respect to the “Percentage of Receivables Balance” in the preceding geographic distribution table: as of September 30, 2014, 2.8% of the receivables balance, 435 accounts and 1.7% of the number of accounts in the trust portfolio were related to dealers in Washington.

Ex. 99.1 - 2

Dealer Risk Ratings

The originators categorize the receivables in the trust portfolio into three risk rating groups, as indicated in the table below, by percentage of receivables owed by the applicable dealers. Data in the table below reflects analysis of risk ratings at points in time prior to September 30, 2014; and the risk ratings of the dealers were not re-underwritten for purposes of compiling data in that table. From time to time, the criteria used to categorize the dealers into risk rating groups are modified, and the risk rating for any dealer as of any date, as indicated in the table below, reflects the applicable criteria in effect as of such date. We cannot assure you that the dealers owing receivables held in the trust in the future will demonstrate the risk metrics in the percentages referred to below.

Dealer Risk Rating Distribution in the Trust Portfolio

Dealer Risk Rating Group	As of September 30, 2014
A(1)	14%
B(2)	86%
C(3)	0	%(4)
Total	100%

(1)	Dealers in this group demonstrate strong risk metrics.
(2)	Dealers in this group demonstrate favorable to marginal risk metrics.
(3)	Dealers in this group demonstrate poor to uncollectible risk metrics.
(4)	Greater than 0%, but less than 0.5%.

Certain Dealers and Manufacturers

As of September 30, 2014, no one dealer accounted for more than 1.5% of the aggregate principal balance of the receivables in the trust portfolio. As of September 30, 2014, no one manufacturer or distributor was obligated under repurchase agreements relating to receivables aggregating more than 9.9% of the aggregate principal balance of the receivables in the trust portfolio. Such repurchase agreements are used as collateral disposal mechanisms in which risk is spread across dealers. As of September 30, 2014, General Electric Company is a manufacturer obligated under repurchase agreements relating to receivables collectively aggregating approximately 1.1% of the aggregate principal balance of the receivables in the trust portfolio. No prediction can be made as to what percentage of the receivables in the future may be obligations of a single dealer or be related to a single manufacturer or distributor under its repurchase agreements.

Ex. 99.1 - 3

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for the trust portfolio. We cannot assure you that the future delinquency and loss experience for any receivables held by the trust will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of manufacturers and distributors in respect of repossessed products. If manufacturers or distributors do not perform those obligations in the future, the loss experience of the receivables would be adversely affected.

Delinquency Experience for the Trust Portfolio
As of September 30, 2014

Days Outstanding	Amount (Dollars in Millions)	Percentage of Total Receivables Outstanding
30-59	$5.3	0.1%
60-89	$3.4	0.0	%(1)
90-119	$1.1	0.0	%(1)
120-149	$1.5	0.0	%(1)
150-179	$0.6	0.0	%(1)
180+	$1.4	0.0	%(1)
Total	$13.3	0.2%

(1)	Greater than 0%, but less than 0.5%.

For purposes of the delinquency tables set forth above:

•	in the case of any receivable, if interest, fees, or scheduled liquidation late charges on any receivable are more than 29 days past due, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such past due amount;

•	in the case of a receivable arising under a “pay-as-sold program”, if the dealer has sold a particular item of inventory but did not remit payment to the applicable originator for more than 30 days after the originator became aware of the sale, failed to make a curtailment payment for more than 30 days after the related due date for such payment or failed to pay the balance of the receivable when such balance was due-in-full for more than 30 days after the related maturity date, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such unpaid payment;

•	in the case of a receivable arising under a “scheduled payment plan”, if the dealer has failed to make a scheduled payment for more than 30 days, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such unpaid scheduled payment;

•	in the case of asset based lending receivables, if the amount of the receivable exceeds a specified percentage of the collateral supporting the receivable and such excess is not consented to by the related originator, then that receivable is considered to be delinquent in an amount equal to such excess; and

•	the “180+” category does not reflect receivables charged-off at 180 days delinquent.

Ex. 99.1 - 4

Loss Experience for the Trust Portfolio

	Nine Months Ended September 30, 2014
Average Receivables Balance	$7,749.0
Gross Charge-Offs	$6.0
Recoveries(1)	$4.0
Gross Charge-Offs Less Recoveries	$2.0
Gross Charge-Offs Less Recoveries as a percentage of Average Total Receivables Outstanding (annualized)	0.0	%(2)
Number of Accounts that Experienced a Net Loss	210
Gross Charge-Offs Less Recoveries divided by Number of Accounts that Experienced a Net Loss	$0.01

(1)	“Recoveries” mean amounts subsequently collected with respect to previously charged-off amounts.
(2)	Greater than 0%, but less than 0.5%.

For purposes of the preceding table: “Average Receivables Balance” is calculated as an average of the month-end principal balances of the applicable receivables for the nine months in such period and the month preceding such period.

Certain Payment Plan Information

The floorplan businesses of the originators provide two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan.  As of September 30, 2014, the floorplan receivables in the trust portfolio, by the principal amount of receivables outstanding, consisted of approximately 79.0% pay-as-sold receivables and 21.0% scheduled payment plan receivables.  In addition, a limited number of specialized payment programs may offer a combination of pay-as-sold terms and scheduled payment plan terms such that principal payment terms may initially be funded under pay-as-sold terms and then convert to scheduled payment plan terms upon the occurrence of certain specified events.

Ex. 99.1 - 5